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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the inclusion in this amended Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated April 27, 2007, for the year ended December 31, 2006, and (ii) to the reference to us under the heading "Experts" in the prospectus, which is part of this amended Registration Statement.



Toronto, Canada
November 13, 2007




/s/ MINTZ & PARTNERS LLP
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Mintz & Partners LLP
Chartered Accountants
Licensed Public Accountants